Exhibit 99.1

Storage Technology Corporation             303 673.5020 phone
One StorageTek Drive
Louisville, CO 80028-4130

NEWS RELEASE

Contact:	Karla J. Kimrey
Vice President, Investor Relations
303.673.5020
ask_stk@storagetek.com

STORAGETEK ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
Earnings Grow 38 Percent on Modest Revenue Improvement

LOUISVILLE, Colo., Oct. 19, 2004 – StorageTek® (Storage Technology Corp., NYSE:STK) today announced third quarter 2004 net income of $42.8 million, or $0.39 diluted earnings per share. These amounts compare to net income of $31.0 million, or $0.28 diluted earnings per share, for the third quarter of 2003. Revenue for the third quarter of 2004 was $526.5 million compared to $520.3 million for the third quarter of 2003.

Net income for the first nine months of 2004 was $101.7 million, or $0.91 diluted earnings per share, compared to $77.6 million or $0.70 diluted earnings per share for the first nine months of 2003. Revenue for the first nine months was $1.56 billion compared to $1.53 billion for the first nine months of 2003.

“We are pleased to deliver consistent, solid earnings improvement even in a rather modest economic environment,” said Patrick J. Martin, StorageTek chairman, president and chief executive officer. “StorageTek is at the beginning of a robust launch of new storage solutions for customers and our customers are embracing these new technologies, new services and new storage management strategies.

“Additionally, we recently announced the acquisition of Storability Software, a storage software company based in Massachusetts. This acquisition is an important step to extend, support and accelerate our information lifecycle management strategy. We can better respond to our customers’ requirements to effectively manage their data storage environments,” said Martin.

Financial highlights for the quarter include cash flow from operations of $121 million and the cash and investments balance was $1.1 billion. During the quarter, the Company invested over $100 million under the share repurchase agreement announced in July 2004.

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STORAGETEK ANNOUNCES THIRD QUARTER RESULTS 2-2-2/

“We were able to maintain our healthy balance of cash while making substantial investments through our repurchase program. Our financial strength is critical in such challenging economic and social times. Customers look to those companies which have both the breadth of technologies and the depth of economic power when they make their purchasing decisions,” said Kocol.

StorageTek will conduct the third quarter 2004 financial results conference call today at 5:00 p.m. EDT. Please join us for a live audio webcast at http://storagetek.shareholder.com/medialist.cfm.

If you prefer to join via telephone line, please dial 800.289.0507 at least 5 minutes prior to the start of the call. International participants should dial 913.981.5510.

A replay of the call will be available on the web. The replay will also be available beginning at 8 p.m. EDT Oct. 19 through midnight Friday, Oct. 29, by dialing 888.203.1112. If calling internationally, dial 719.457.0820. Use pass code 937641.

Certain statements, projections and forecasts contained herein regarding StorageTek’s future performance and financial results, future products, and business plans constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” and “believes.” There are a number of risks and uncertainties that could cause StorageTek’s actual results to differ materially.

Some of these risks and uncertainties include, but are not limited to, StorageTek’s ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to execute our Information Lifecycle Management strategy; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; changes in our management; our ability to protect and develop intellectual property rights; our reliance on certain sole source suppliers; our ability to obtain quality parts and components in a timely manner; general economic conditions in the United States and globally; and other risks described in StorageTek’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC’s website.

About StorageTek

StorageTek is a $2 billion global company that enables businesses, through its information lifecycle management strategy, to align the cost of storage with the value of information. The company’s innovative storage solutions manage the complexity and growth of information, lower costs, improve efficiency and protect investments. For more information, see www.storagetek.com, or call 1.800.786.7835.

_________________

TRADEMARKS: StorageTek is a registered trademark of Storage Technology Corp. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Quarter Ended		Nine Months Ended
	09/24/04	09/26/03	09/24/04	09/26/03
Revenue
Storage products	$299,041	$312,435	$882,695	$906,844
Gross profit margin	48%	47%	48%	46%

Storage services	227,445	207,825	675,478	620,634
Gross profit margin	46%	43%	44%	43%

Total revenue	526,486	520,260	1,558,173	1,527,478

Cost of revenue	278,244	283,192	833,896	839,985

Gross profit	248,242	237,068	724,277	687,493
Gross profit margin	47%	46%	46%	45%

Research and development costs	47,847	49,803	143,395	150,786
Selling, general, and administrative expense	150,721	145,028	461,693	432,051

Operating profit	49,674	42,237	119,189	104,656

Interest income	4,270	2,556	10,770	7,564
Interest expense	(327)	(486)	(1,022)	(1,353)

Income before income taxes	53,617	44,307	128,937	110,867

Provision for income taxes	(10,862)	(13,300)	(27,206)	(33,300)

Net income	$42,755	$31,007	$101,731	$77,567

EARNINGS PER COMMON SHARE

Basic earnings per common share	$0.39	$0.29	$0.92	$0.72

Weighted-average shares	109,030	108,612	110,085	107,652

Diluted earnings per common share	$0.39	$0.28	$0.91	$0.70

Weighted-average and dilutive potential shares	110,842	111,502	112,307	110,273

SUPPLEMENTARY FINANCIAL DATA - STORAGE PRODUCTS REVENUE

Tape products	$241,676	$240,729	$679,809	$692,302
Disk products	36,914	38,074	127,318	117,487
Network products	12,938	23,776	48,740	65,852
Other	7,513	9,856	26,828	31,203

Total storage products	$299,041	$312,435	$882,695	$906,844

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	09/24/04	12/26/03
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,059,414	$1,001,629
Short-term investments	3,213	14,650
Accounts receivable	442,549	539,334
Inventories	111,582	109,988
Deferred income tax assets	132,994	139,446
Other current assets	673	123

Total current assets	1,750,425	1,805,170

Long-term investments	50,160	43,501
Property, plant, and equipment	180,094	201,647
Spare parts for maintenance	46,390	44,695
Deferred income tax assets	93,603	93,521
Other assets	123,486	116,712

Total assets	$2,244,158	$2,305,246

LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,369	$1,090
Accounts payable	110,936	132,404
Accrued liabilities	471,035	483,672
Income taxes payable	247,221	250,818
Other current liabilities	25,669	64,674

Total current liabilities	856,230	932,658

Long-term debt	10,201	11,150

Total liabilities	866,431	943,808

STOCKHOLDERS' EQUITY
Common stock, $0.10 par value	11,158	11,114
Capital in excess of par value	987,798	991,273
Retained earnings	510,803	409,072
Accumulated other comprehensive loss	(20,733)	(30,436)
Treasury stock	(95,153)	(5,919)
Unearned compensation	(16,146)	(13,666)

Total stockholders' equity	1,377,727	1,361,438

Total liabilities and stockholders' equity	$2,244,158	$2,305,246

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Nine Months Ended
	09/24/04	09/26/03
OPERATING ACTIVITIES
Cash received from customers	$1,656,522	$1,649,037
Cash paid to suppliers and employees	(1,380,578)	(1,395,623)
Interest received	9,935	7,123
Interest paid	(811)	(960)
Income tax paid	(21,263)	(9,461)

Net cash provided by operating activities	263,805	250,116

INVESTING ACTIVITIES
Purchases of investments	(19,257)	(39,703)
Proceeds from sale of investments	23,965	--
Purchases of property, plant, and equipment	(39,118)	(31,844)
Proceeds from sale of property, plant, and equipment	1,635	3,746
Other assets	(22,661)	1,045

Net cash used in investing activities	(55,436)	(66,756)

FINANCING ACTIVITIES
Purchases of common stock	(156,358)	--
Proceeds from employee stock plans	47,732	45,549
Proceeds from other debt	421	676
Repayments of other debt	(983)	(1,382)

Net cash provided by (used in) financing activities	(109,188)	44,843

Effect of exchange rate changes on cash	(41,396)	2,402

Increase in cash and cash equivalents	57,785	230,605
Cash and cash equivalents - beginning of the period	1,001,629	657,599

Cash and cash equivalents - end of the period	$1,059,414	$888,204

RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income	$101,731	$77,567
Depreciation and amortization expense	59,639	64,760
Inventory writedowns	16,373	18,565
Translation loss	32,210	21,990
Other non-cash adjustments to income	30,878	(20,307)
Decrease in accounts receivable	98,349	121,559
(Increase) decrease in other current assets	(464)	7,758
Increase in inventories	(6,040)	(3,087)
Increase in spare parts	(14,627)	(13,214)
Increase in deferred income tax assets	(1,603)	(4,907)
Decrease in accounts payable	(21,654)	(26,246)
Decrease in accrued liabilities	(14,045)	(9,494)
Decrease in other current liabilities	(15,388)	(4,198)
Increase (decrease) in income taxes payable	(1,554)	19,370

Net cash provided by operating activities	$263,805	$250,116